Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints Kestra Medical Technologies, Ltd., Traci Umberger and Kirkland & Ellis LLP, each signing singly, and with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

(i)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to enroll the undersigned in the EDGAR Next system, including designating certain persons (other than the undersigned) to access and manage the undersigned's EDGAR account as an "account administrator," "user" or "technical administrator" or other such roles as the undersigned or the attorney(s)-in-fact may designate and as such terms may be defined by the SEC, from time to time;

(ii)
(a) act as an account administrator (as such term may be defined by the SEC, from time to time) with respect to the undersigned's EDGAR account and take all actions necessary or appropriate to enable the undersigned to make electronic filings with the SEC and (b) certify as to the identity and accuracy of (1) the individuals and entities authorized to act on the undersigned's behalf with respect to the EDGAR Next system and electronic filings made with the SEC and (2) all information about the undersigned reflected on the undersigned's EDGAR account;

(iii)
designate certain persons (other than the undersigned) to access and manage the undersigned's EDGAR account as an "account administrator," "user" or "technical administrator" or other such roles as the undersigned or the attomey(s)-in-fact may designate and as such terms may be defined by the SEC, from time to time; and

(iv)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney(s)-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney(s)-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney(s)-in-fact may approve in such attorney(s)-in-fact's discretion.

The undersigned hereby grants to such attorney(s)-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney(s)-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney(s)-in-fact.

WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of May 2025.

By:	/s/ Conor Hanley
Name:	Conor Hanley
Title:	Director